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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------

                                   FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 8, 1998




                             ARCADIA FINANCIAL LTD.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Minnesota                       0-20526                   41-1664848
----------------------------    ------------------------      ------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification No.)


         7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435
         ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:          (612) 942-9880
                                                     --------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                       1

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Item 5.  OTHER EVENTS.

     On October 28, 1996, the Board of Directors of Arcadia Financial Ltd. (the "Company") adopted the Arcadia Financial Ltd. Shareholder Rights Plan, as evidenced by the Rights Agreement, dated as of November 1, 1996 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A. (All terms not otherwise defined below shall have the meanings ascribed to them in the Rights Agreement.) The Rights Agreement sets forth the description and the terms of the rights held by holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to purchase one unit initially consisting of one one-hundredth of a share of Preferred Stock of the Company.

     Section 1(a) of the Rights Agreement provides that any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding shall be an "Acquiring Person" for purposes of the Rights Agreement. Such Section further provides that no Person shall become an "Acquiring Person" if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person.

     On January 8, 1998, The Crabbe Huson Group, Inc. ("Crabbe Huson") filed a Form 13G with the Securities and Exchange Commission announcing its ownership of an aggregate of 6,420,000 shares of the Common Stock, which constituted 16.8% of the Common Stock then outstanding. The Company's management contacted Crabbe Huson, which confirmed orally and in writing that Crabbe Huson had exceeded the 15% ownership threshold inadvertently and that it was willing to, and intended to, divest itself of a sufficient number of shares of Common Stock to reduce its holdings below the 15% level as promptly as practicable. On the basis of this information, the Company's Board of Directors, effective January 12, 1998, determined that Crabbe Huson had not become an "Acquiring Person" within the meaning of Section 1(a) of the Rights Agreement.

     Following such determination, the Company's Board of Directors also resolved that it would be in the best interests of the Company and its shareholders to amend the Rights Agreement to increase the 15% threshold in the definition of "Acquiring Person." Accordingly, on January 16, 1998, the Company executed Amendment No. 1 to Rights Agreement, dated January 16, 1998 (the "Rights Amendment"), to the Rights Agreement. The Rights Amendment amended
Section 1(a) of the Rights Agreement to increase the percentage ownership threshold contained in the definition of "Acquiring Person" from 15% to 18%.
The other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by the Rights Amendment.

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     The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, which is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed with this report:

 Exhibit No.   Description
 -----------   -----------

     4.1 Amendment No. 1 to Rights Agreement, dated January 16, 1998, to Rights Agreement, dated as of November 1, 1996 between Arcadia Financial Ltd. and Norwest Bank Minnesota, N.A.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 1998                   ARCADIA FINANCIAL LTD.


                                   By:  /s/ James D. Atkinson III
                                        ---------------------------------------
                                        James D. Atkinson III
                                        Senior Vice President